Exhibit 99.1

NEWS RELEASE

CONTACT:
CreditRiskMonitor.com, Inc.
Jerry Flum, CEO
(845) 230-3030
ir@creditriskmonitor.com

FOR IMMEDIATE RELEASE

CreditRiskMonitor Announces Management Changes

VALLEY COTTAGE, NY—August 6, 2018—CreditRiskMonitor (OTCQX: CRMZ) announced that William Danner resigned his position as President on August 2, 2018 for personal reasons. The Board of Directors accepted his resignation with regret.

To fill the vacancy created by Mr. Danner’s resignation, the Company announced that Peter Roma, Senior Vice President of Sales and Service, has assumed additional responsibilities.

Jerry Flum, CEO, said, “We would like to thank Bill for his important contributions to the Company’s growth and development during his 13+ year tenure. We wish him the best in his future endeavors and our team is excited to work with Peter in his new role.”

About CreditRiskMonitor

CreditRiskMonitor (http://www.crmz.com) is a web-based publisher of financial information that helps corporate credit and procurement professionals stay ahead of business financial risk quickly, accurately and cost effectively. The service offers comprehensive commercial credit reports and financial risk analysis covering public companies worldwide. Unlike other commercial credit bureaus like Dun & Bradstreet, CreditRiskMonitor’s primary expertise and focus is on financial analysis of public debt and equity companies.

The Company also collects approximately $140 billion of trade receivable data on both public and a select group of private companies every month, to help subscribers determine payment performance.

Over 35% of the Fortune 1000 plus over 1,000 other large companies worldwide depend on CreditRiskMonitor's timely news alerts and reports featuring detailed analyses of financial statements, ratio analysis and trend reports, peer analyses, bond agency ratings, crowdsourcing of risk professionals as well as the company's proprietary FRISK® and PAYCETM scores.

Safe Harbor Statement

Certain statements in this press release, including statements prefaced by the words "anticipates", "estimates", “believes", "expects" or words of similar meaning, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, expectations or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, among others, those risks, uncertainties and factors referenced from time to time as "risk factors" or otherwise in the Company's Registration Statements or Securities and Exchange Commission Reports. We disclaim any intention or obligation to revise any forward-looking statements, whether as a result of new information, a future event, or otherwise.